                                                                    Exhibit 10.1
                        Form of Stock Purchase Agreement
                         INSTRUCTION SHEET FOR INVESTOR
    (to be read in conjunction with the entire Stock Purchase Agreement and
                              Investor Questionnaire)

A. Complete the following items in the Stock Purchase Agreement and in the Investor Questionnaire:

                  1. Provide the information regarding the Investor requested on the signature pages (page 2 of the Stock Purchase Agreement and pages 1-3 of the Investor Questionnaire). Please submit a separate Stock Purchase Agreement and Investor Questionnaire for each individual fund/entity that will hold the Shares. The Stock Purchase Agreement and the Investor Questionnaire must be executed by an individual authorized to bind the Investor.

                  2. Return the signed Stock Purchase Agreement and Investor Questionnaire to:

                            Organogenesis Inc.
                            150 Dan Road
                            Canton, MA 02021
                            Attn: John Arcari
                            Phone:  (781) 575-0775
                            Fax:  (781) 575-1570

                     and fax copies to:

                            Needham & Co., Inc.
                            445 Park Avenue
                            New York, NY 10022
                            Attn:  Charles Drakos
                            Phone:  (212 ) 371-8300
                            Fax:  ( 212) 751-1450

                            and

                            Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                            Boston, MA 02111
                            Attn:  Neil H. Aronson, Esq.
                            Attn:  David Shamberger, Esq.
                            Phone:  (617) 542-6000
                            Fax:  (617) 542-2241

         An executed original Stock Purchase Agreement and Investor Questionnaire or a fax thereof must be received by 2:00 p.m. Eastern Time on a date to be determined and distributed to the Investor at a later date.

B. Wire funds for the purchase of Preferred Shares and the Additional Shares Right, and/or Common Shares and Common Stock Warrants to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. IOLTA Account, Bank: Fleet Bank, ABA#:
011000390, Account Number: 534-66888, Client/Matter #: 07508-502. The funds will be held in escrow until the placement agent's counsel advises Mintz Levin that it has received copies of all documents and signature pages to be delivered at Closing.

C. To resell the Preferred Conversion Shares, Common Shares or Warrant Common Stock Shares, after the Registration Statement covering the Conversion Shares, Common Shares and Warrant Common Stock Shares is effective:

                  1. Provided that a Suspension of the Registration Statement pursuant to Section 7.2(c) of the Stock Purchase Agreement is not then in effect pursuant to the terms of the Stock Purchase Agreement, the Investor may sell Preferred Conversion Shares, Common Shares or Warrant Common Stock Shares, under the Registration Statement, subject to the notification provisions in the Stock Purchase Agreement, provided that it arranges for delivery of a current Prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to each investor and to supply copies to any other parties requiring such Prospectuses.

                  2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached as Exhibit A to the Stock
                                                 ---------
         Purchase Agreement, so that the Preferred Shares, Common Shares and/or Warrant Common Stock Shares may be properly transferred.

                  3. The Investor will also be permitted to sell the relevant shares pursuant to Rule 144 or pursuant to any other exemption from registration available under the Securities Act in accordance with the terms of this Agreement.

D. To resell the Right Conversion Shares after the Additional Shares Registration Statement covering the Right Conversion Shares is effective:

                  1. Provided that a Suspension of the Additional Shares Registration Statement pursuant to Section 7.2(c) of the Stock Purchase Agreement is not then in effect pursuant to the terms of the Stock Purchase Agreement, the Investor may sell Right Conversion Shares under the Additional Shares Registration Statement, subject to the notification provisions in the Stock Purchase Agreement, provided that it arranges for delivery of a current Prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to each investor and to supply copies to any other parties requiring such Prospectuses.

                  2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached as Exhibit A to the Stock
                                                 ---------
         Purchase Agreement, so that the Right Preferred Shares or Right Conversion Shares may be properly transferred.

                            STOCK PURCHASE AGREEMENT

Organogenesis Inc.
150 Dan Road
Canton, Massachusetts 02021

Ladies & Gentlemen:

         The undersigned, ________________________________(the "Investor"),
hereby confirms its agreement with you as follows:

1. This Stock Purchase Agreement (the "Agreement") is made as of March 13, 2002 between Organogenesis Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of (i) 100,000 shares (the "Preferred Shares") of Series D Convertible Preferred Stock of the Company, $1.00 par value per share (the "Series D Preferred Stock") including the right to buy additional shares of Series D Preferred Stock, and (ii) 7,241,380 shares (the "Common Shares") of Common Stock of the Company and the Common Stock Warrants, to certain investors in a private placement (the "Offering").

3. The Company and the Investor agree that the Investor will, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the "Terms and Conditions"),

                  i) purchase from the Company and the Company will issue and sell to the Investor ___________ Preferred Shares, for a purchase price of $65.00 per share, or an aggregate purchase price of $_______________, including the right to buy _____ additional shares of Series D Preferred Stock (which number is twenty percent (20%) of the Preferred Shares purchased by the Investor at the Closing); and/or

                  ii) purchase from the Company and the Company will issue and sell to the Investor ___________ Common Shares, for a purchase price of $1.45 per share or an aggregate purchase price of $_________, including ______ warrants to acquire the number of shares of Common Stock (the "Common Stock Warrants") (which number is fifty percent (50%) of the Common Shares purchased by the Investor at the Closing) substantially in the form attached hereto as Exhibit B. The shares of Common Stock
                                        ---------
         issuable upon exercise of the Common Stock Warrants are referred to herein as the "Warrant Common Stock Shares."

Unless otherwise requested by the Investor, certificates representing the Preferred Shares and/or Common Shares, and the Common Stock Warrants, purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company,
(b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:

______________________________________________________________________________
______________________________________________________________________________.
         (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

         Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex 1).

AGREED AND ACCEPTED:
-------------------
ORGANOGENESIS INC.                      INVESTOR:

By:______________________________       By:______________________________
   John Arcari                          Print Name:______________________
   Chief Financial Officer              Title:___________________________
                                        Address:_________________________
                                        E-mail Address:__________________
                                        Tax ID No.:______________________
                                        Contact Name:____________________
                                        Telephone:_______________________
                                        Name in which shares should be
                                        registered (if different)
                                        _________________________________

THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND THE COMMON STOCK WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND THE COMMON STOCK WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THESE TERMS AND CONDITIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

EACH INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND/OR THE COMMON STOCK WARRANTS. PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND/OR THE COMMON STOCK WARRANTS, A PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AND CAREFULLY REVIEW AND CONSIDER THESE TERMS AND CONDITIONS AND THE STOCK PURCHASE AGREEMENT.

THIS OFFERING IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND CERTAIN STATE SECURITIES LAWS AS AN OFFER AND SALE OF PREFERRED SHARES, ADDITIONAL SHARES RIGHT, COMMON SHARES AND COMMON STOCK WARRANTS NOT INVOLVING ANY PUBLIC OFFERING. THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND THE COMMON STOCK WARRANTS ARE NOT TRANSFERABLE WITHOUT THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT, AND THE SECURITIES LAWS OF CERTAIN STATES. EACH PROSPECTIVE INVESTOR IN THE SHARES MUST COMPLY WITH ALL APPLICABLE LAWS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE PREFERRED SHARES, THE ADDITIONAL SHARES RIGHT, THE COMMON SHARES AND THE COMMON STOCK WARRANTS, AND, EXCEPT AS OTHERWISE EXPLICITLY PROVIDED HEREIN, THE COMPANY SHALL NOT HAVE ANY RESPONSIBILITY THEREFOR. PROSPECTIVE INVESTORS SHOULD ASSUME THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SHARES FOR AN INDEFINITE PERIOD OF TIME.

THE COMPANY UNDERTAKES TO MAKE AVAILABLE TO EVERY INVESTOR, DURING THE COURSE OF THIS TRANSACTION AND PRIOR TO SALE, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND TO PROVIDE EVERY INVESTOR UPON REQUEST WITH ANY ADDITIONAL INFORMATION THE COMPANY POSSESSES OR CAN OBTAIN WITHOUT UNREASONABLE EFFORT IN ORDER TO VERIFY THE STATEMENTS MADE IN THE MEMORANDUM (AS DEFINED HEREIN).

NO PERSON OTHER THAN THE COMPANY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THESE TERMS AND CONDITIONS IN CONNECTION WITH THE OFFERING, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN MADE OR AUTHORIZED BY THE COMPANY OR THE PLACEMENT AGENT.

                                     ANNEX I

         TERMS AND CONDITIONS FOR PURCHASE OF SHARES

         1.       Authorization and Sale of the Shares. Subject to these Terms
                  ------------------------------------
and Conditions, the Company has authorized the sale of (a) 100,000 Preferred Shares at the price of $65.00 per share and rights to purchase an additional 36,112 shares of Series D Stock, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation, Preferences and Rights of Series D Convertible Stock attached hereto as Exhibit C (the "Certificate of
                                                 ---------
Designation"), and (b) 7,241,380 Common Shares at the price of $1.45 per share, plus Common Stock Warrants to purchase 3,620,690 shares of Common Stock. Before the Closing, the Company will have adopted and filed the Certificate of Designation with the Secretary of the State of the State of Delaware. The Company reserves the right to increase the number of Preferred Shares or Common Shares in the Offering.

         2.       Agreement to Sell and Purchase the Shares.
                  -----------------------------------------

                  2.1 At the Closing (as defined in Section 4), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Preferred Shares and/or Common Shares and Common Stock Warrants set forth in Section 3 of the Stock Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

                  2.2 The Company may enter into the same form of Stock Purchase Agreement, including these Terms and Conditions, with certain other investors (the "Other Investors") and expects to complete sales of Preferred Shares and/or Common Shares and Common Stock Warrants to them concurrent with the sale of Shares provided herein. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Stock Purchase Agreement to which these Terms and Conditions are attached and the Stock Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements."). The names, purchased share amounts and purchase prices for such Other Investors are as set forth on Schedule 2.2 attached hereto.
                                    ------------

                  2.3      Independent Nature of Investors' Obligations and
                           ------------------------------------------------
Rights. The rights and obligations of each Investor under any Agreement are
------
several and not joint with the rights and obligations of the Other Investors and an Investor shall not be responsible in any way for the performance of the obligations of the Other Investors under any Agreement. Nothing contained herein or in any Agreement, and no action taken by any Investor pursuant thereto shall constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by the Agreement. Except as provided herein, in the Certificate of Designation creating the Series D Preferred Stock and under Delaware law, each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Agreements, and it shall not be necessary for the Other Investors to be joined as an additional party in any proceeding for such purpose.

         3.       Additional Shares Right
                  -----------------------

3.1      Grant of Right. Until March 13, 2003, each purchaser of Preferred
         --------------
Shares has the additional one time right to purchase up to the number of shares of Series D Preferred Stock (the "Right Preferred Shares") equal to 20% of the number of such shares purchased by the Investor at the Closing at the price of $65.00 per share (the "Additional Shares Right"). Notwithstanding the foregoing, the Additional Shares Right shall only be exercisable by an Investor purchasing Preferred Shares to the extent that the sum of (a) all Common Stock of the Company beneficially owned by such Investor (when aggregated with all Common Stock beneficially owned by all Affiliates of such Investor and all other persons, if any, with whom such Investor's Common Stock would be aggregated) plus (b) the shares of Common Stock underlying the Additional Shares Right so exercisable by all of the foregoing, does not exceed 9.99% of the Company's Common Stock (in each case eliminating double-counting but in all respects computed in accordance with Sections 13 and 16 of the Securities Exchange Act of 1934, as amended).

                  3.2      Method of Exercise. The Additional Shares Right may
                           ------------------
be exercised by each such purchaser of Preferred Shares by written notice to the Company or its designee in the form of Exhibit D attached
                                       ---------
hereto duly completed and executed and indicating the number of shares subject to the Additional Shares Right which are being purchased. Certificates for the shares issuable upon exercise of the Additional Shares Right shall be issued as soon as practicable after the notice is received.

                  3.3       Termination Upon Certain Events. If there shall be a
                            -------------------------------
merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or asset to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

                  (a) provision shall be made so that the Investor shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Investor would have been entitled if the Investor had exercised its right pursuant to the Additional Shares Right immediately prior thereto; or

                  (b) the Additional Shares Right shall terminate on the effective date of such merger, consolidation or sale (the "Termination Date") and become null and void; provided that if the Additional Shares Right shall
                           --------
                           not have otherwise terminated or expired, (1) the Company shall have given the Investor written notice of such Termination Date at least twenty (20) business days prior to the occurrence thereof and
                           (2) the Investor shall have the right until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

                  3.4      Transferability. Without the prior written consent of
                           ---------------
the Company, the Additional Shares Right shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Additional Shares Right contrary to the provisions of this Section 3.4, or the levy of any attachment or similar process upon the Additional Shares Right shall be null and void.

                  3.5      No Additional Rights as Stockholder. Until the
                           -----------------------------------
exercise of this Additional Shares Right, the Investor shall not have or exercise any rights as a stockholder of the Company with respect to the Right Preferred Shares and Right Conversion Shares that may be issuable pursuant to the Additional Shares Right.

         4.       Delivery of the Shares at Closing. The completion of the
                  ---------------------------------
purchase and sale of the Preferred Shares, the Additional Shares Right and/or Common Shares and Common Stock Warrants (the "Closing") shall occur on or after March 18, 2002 (the "Closing Date") at the offices of the Company's counsel. The Closing shall be for not less that $17 million. At the Closing, the Company shall instruct the Company's transfer agent to deliver to the Investor one or more stock certificates representing the number of Preferred Shares or Common Shares set forth in Section 3 of the Stock Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Stock Purchase Agreement, in the name of a nominee designated by the Investor.

         The Company's obligation to issue the Preferred Shares, the Additional Shares Right and/or Common Shares and Common Stock Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of the Stock Purchase Agreement; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

         The Investor's obligation to purchase the Preferred Shares, the Additional Shares Right and/or Common Shares and Common Stock Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects (unless such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects) and the Investors shall have received a certificate of the Chief Executive Officer of the Company to such effect; (b) the Offering shall be fully subscribed; and (c) the Investor shall have received such documents as such Investor shall reasonably have requested, including an opinion of Company Counsel, in the form attached as Exhibit E hereto, addressed to Needham & Company, Inc., in its
            ---------
capacity as placement agent for this transaction (the "Placement Agent") and the Investors, as to the matters set forth in Section 5.2 and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), of the sale of the Preferred Shares, Common Shares or Common Stock Warrants.

         5.       Representations, Warranties and Covenants of the Company. The
                  --------------------------------------------------------
Company hereby represents and warrants to, and covenants with, the Investor, as follows:

                  5.1      Organization. The Company and its Subsidiaries (as
                           ------------
defined in Rule 405 under the Securities Act) are each duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. A list of the Company's Subsidiaries and all entities in which the Company owns an equity or convertible debt interest is set forth on Schedule
                                                                    --------
5.1. Each of the Company and its Subsidiaries has full power and authority to
---
own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of December 31, 2000 through the date hereof, including, without limitation, its most recent reports on Form 10-K, as amended, Form 10-Q and Form 8-K (the "Exchange Act Documents") and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the business, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect").

                  5.2      Due Authorization and Valid Issuance. The Company has
                           ------------------------------------
all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance, sale and delivery of the Preferred Shares, Common Shares and Common Stock Warrants in accordance with this Agreement, the issuance and delivery of the shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Preferred Shares (the "Preferred Conversion Shares"), the Right Preferred Shares issuable upon exercise of the Additional Shares Right, the shares of Common Stock issuable upon the conversion of the Right Preferred Shares (the "Right Conversion Shares"), and the Warrant Common Stock Shares issuable upon exercise of the Common Stock Warrants, have been, or will be prior to the Closing, duly authorized and all such shares have been duly reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The Preferred Shares and the Common Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Right Preferred Shares and Warrant Common Stock Shares when issued and delivered against payment therefor pursuant to the terms of this Agreement and the Common Stock Warrants, respectively, and the Preferred Conversion Shares and Right Conversion Shares upon conversion of the Preferred Shares and Right Preferred Shares, respectively, will each be validly issued, fully paid and nonassessable.

                  5.3      Non-Contravention. The execution and delivery of the
                           -----------------
Agreements, the issuance and sale of the Shares under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not, except with respect to any existing registration rights for which waivers have been obtained prior to closing: (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or
(B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or its Subsidiaries, taken as a whole, or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. Except for sending a notice of issuance of the Shares to the American Stock Exchange ("AMEX"), no consent, approval, authorization or other order of, or registration, qualification or filing with, AMEX, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the valid issuance and sale of the Preferred Shares, the Preferred Conversion Shares, the Common Shares, the Additional Shares Right, the Right Preferred Shares, the Right Conversion Shares, the Common Stock Warrants, or the Warrant Common Stock Shares, to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

                  5.4      Capitalization. The capitalization of the Company is
                           --------------
as set forth in the confidential private placement memorandum dated January 17, 2002 relating to the offering of the Shares (the "Memorandum"), except as set forth on Schedule 5.4 hereto. The Company has not issued any capital stock since March 12, 2002 other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents and (ii) outstanding warrants, options or other securities disclosed in the Memorandum. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Memorandum or as set forth on Schedule 5.4 hereto, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, except as set forth on Schedule 5.4 hereto, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Preferred Shares, the Preferred Conversion Shares, the Common Shares, the Additional Shares Right, the Right Preferred Shares, the Right Conversion Shares, the Common Stock Warrants, or the Warrant Common Stock Shares, or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares, the Preferred Conversion Shares, the Common Shares, the Additional Shares Right, the Right Preferred Shares, the Right Conversion Shares, the Common Stock Warrants, or the Warrant Common Stock Shares. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Memorandum. Except as disclosed in the Memorandum, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Series D Preferred Stock or the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. The Company agrees not to purchase shares of Common Stock pursuant to the stock repurchase program previously adopted by the Board of Directors prior to March 13, 2003. The Rights Agreement between the Company and American Stock Transfer & Trust company dated as of September 1, 1995, as amended, entitles the holders of Common Stock of the Company to certain rights as set forth therein.

                  5.5      Legal Proceedings. There is no material legal or
                           -----------------
governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Memorandum, except as set forth on Schedule 5.5 hereto.

                  5.6      No Violations. Neither the Company nor any Subsidiary
                           -------------
is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect assuming the Closing of this offering.

                  5.7      Governmental Permits, Etc. With the exception of the
                           -------------------------
matters which are dealt with separately in Section 5.1 and 5.3, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Memorandum except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

                  5.8      Intellectual Property. Except as otherwise disclosed
                           ---------------------
the Memorandum, (a) Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, trade secrets, technical know-how and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") that are necessary to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as now conducted or as proposed to be conducted as described in the Memorandum, in each case, to the knowledge of the Company, free and clear of all liens, except where the failure to own, license or have the right to use such Intellectual Property Rights would not have a Material Adverse Effect. The Memorandum sets forth, as of the date hereof, all agreements under which the Company or any Subsidiary of the Company is obligated to make payments to third parties for the use of any Intellectual Property Rights with respect to the commercialization of any products that are, as of the date hereof, being sold, manufactured by or under development by the Company or any of its Subsidiaries.

         (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing or has received notice of or has any knowledge of any asserted infringement by the Company or any of its Subsidiaries (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products) of the rights of any person with regard to any Intellectual Property Right which, individually or in the aggregate, would have a Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no person or persons are infringing on the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, would have a Material Adverse Effect.

         (c) No claims are pending or, to the knowledge of the Company, threatened with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights which, individually or in the aggregate, would have a Material Adverse Effect.

         (d) All patents, trademarks and applications therefor owned by the Company or any of its Subsidiaries have been duly registered, filed with or issued by each appropriate governmental authorities, all necessary affidavits of continuing use have been filed and all necessary material maintenance fees have been timely paid to continue all such rights in effect, except where the failure to timely pay would not have a Material Adverse Effect. To the Company's knowledge, none of the Company's patents have been declared invalid or unenforceable, in whole or in part, by any governmental authority. Each inventor named on the patents and patent applications of the Company or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company.

         (e) Except as disclosed in the Memorandum, the Company has not granted material licenses or options for licenses to Intellectual Property Rights.

         (f) The Company uses, and has used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

                  5.9      Financial Statements. The financial statements of the
                           --------------------
Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries on a consolidated basis, as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries on a consolidated basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be included in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act. The financial information contained in the Memorandum has been prepared on a basis consistent with the financial statements of the Company.

                  5.10     No Material Adverse Change. Except as disclosed in
                           --------------------------
the Memorandum, since September 30, 2001, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries considered as one enterprise, (ii) any material adverse event affecting the Company or its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has or would have a Material Adverse Effect.

                  5.11     AMEX Compliance. The Company's Common Stock is
                           ---------------
registered pursuant to Section 12(b) of the Exchange Act and is listed on the AMEX. The Company has taken no action designed or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the AMEX, nor has the Company received any notification that the Securities and Exchange Commission (the "SEC") or the AMEX is terminating such registration or listing, except as disclosed in the Memorandum.

                  5.12     Reporting Status. The Company has filed in a timely
                           ----------------
manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents, which are all the documents required to be filed by the Company under the Exchange Act during the 12 months preceding the date of this Agreement, complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

                  (a)          .   Annual Report on Form 10-K for the fiscal
                               year ended December 31, 2000, filed on April 2, 2001 and amended on April 30, 2001;

                           .   Definitive Proxy Statement, filed on May 24,
                               2001;

                           . Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed on April 26, 2001;

                           . Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed on August 14, 2001;

                           . Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed on November 14, 2001;

                           .   Current Report on Form 8-K, filed on March 8,
                               2001;

                           . Current Report on Form 8-K/A, filed on April 24, 2001;

                           .   Current Report on Form 8-K, filed on May 10,
                               2001;

                           .   Current Report on Form 8-K, filed on May 16,
                               2001;

                           .   Current Report on Form 8-K, filed on August 14,
                               2001;

                           . Current Report on Form 8-K, filed on October 17, 2001;

                           .   Current Report on Form 8-K, filed on January 4,
                               2002;

                           . Current Report on Form 8-K, filed on January 30, 2002;

                           . Current Report on Form 8-K, filed on February 6, 2002;

                           . Current Report on Form 8-K, filed on February 25, 2002; and

                           .   Current Report on Form 8-K, filed on March 1,
                               2002.

                  (b) All other documents, if any, filed by the Company with the SEC since March 2, 2002 pursuant to the reporting requirements of the Exchange Act.

                  5.13     Listing. At the Closing the Company shall have
                           -------
complied with all requirements of the AMEX with respect to the issuance of the Preferred Conversion Shares, the Common Shares, the Right Conversion Shares and the Warrant Common Stock Shares and the listing thereof on the AMEX.

                  5.14     No Manipulation of Stock. The Company has not,
                           ------------------------
directly or indirectly, taken or caused or knowingly permitted to be taken and will not, in violation of applicable law, directly or indirectly, take or cause or knowingly permit to be taken, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares, Preferred Conversion Shares, Warrant Common Stock Shares or the Right Conversion Shares.

                  5.15     Company not an "Investment Company". The Company has
                           -----------------------------------
been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Preferred Shares, Additional Shares Right, Common Shares and Common Stock Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  5.16     Foreign Corrupt Practices. Neither the Company nor
                           -------------------------
any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on its behalf of which the Company or any of its Subsidiaries is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  5.17     Accountants. To the Company's knowledge,
                           -----------
PricewaterhouseCoopers LLP, who the Company expects will express its opinion with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001 into the Registration Statement (as defined below) and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                  5.18     Contracts. The contracts identified in the Memorandum
                           ---------
are in full force and effect on the date hereof, and neither the Company nor, to the Company's nor its Subsidiaries' knowledge, any other party to such contracts is in breach of or default under any of such contracts, which breach or default would have a Material Adverse Effect.

                  5.19     Taxes. All applicable tax returns required to be
                           -----
filed by the Company and each of its Subsidiaries have been prepared and filed in compliance with all applicable laws and were true, correct and complete in all material respects when filed, or if not yet filed, have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its Subsidiaries, or upon any of their respective properties, income or franchises, required to be paid by the Company or its Subsidiaries have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a Material Adverse Effect. All amounts required to be withheld by the Company or any of its Subsidiaries from employees for income, social security and other payroll taxes have been collected and withheld and have either been paid to the appropriate agency, set aside in accounts for such purpose or accrued and reserved upon the books and records of the Company. There are no tax liens on any of the Company's or any of its Subsidiary's assets that arose in connection with the failure, or alleged failure, to pay any taxes, except for liens for taxes not yet due and payable. No taxing authority is asserting or threatening to assert against the Company or any of its Subsidiaries any deficiency or claim for additional taxes and no tax return of Company or any of its Subsidiaries is currently under audit by any tax authority. For the purposes hereof, the terms "tax" and "taxes," include, without limitation, all federal, state and local, domestic and foreign, income, property, sales, franchise, excise and other taxes, tariffs or governmental charges, including any interest, penalties or additions with respect thereto, imposed by any governmental authority or any obligation to pay taxes imposed on any entity for which the Company or any of its Subsidiaries is liable by operation of law.

                  5.20     Transfer Taxes. On the Closing Date, all stock
                           --------------
transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Preferred Shares, Additional Shares Right and/or Common Shares and Common Stock Warrants to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

                  5.21     Private Offering. Assuming the correctness of the
                           ----------------
representations and warranties of the Investors set forth in Section 6 hereof, the offer and sale of Preferred Shares, Additional Shares Right, Common Shares and Common Stock Warrants hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Shares other than the Memorandum, the documents of which this Agreement is a part, and the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                  5.22     ERISA Matters. The Company is in compliance in all
                           -------------
material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Internal Revenue Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could be reasonably expected to cause the loss of such qualification.

                  5.23     Books and Records. The books, records and accounts of
                           -----------------
the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.24     Environmental Matters. Each of the Company and its
                           ---------------------
Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (i) to the knowledge of the Company, there is no pending, nor in the past three (3) years has there been, any investigation of the Company by a governmental entity relating to any Environmental Law; (ii) neither the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) or otherwise designated as a contaminated site under applicable state or local law.

                  5.25     Regulatory Compliance. Except where the failure would
                           ---------------------
not have a Material Adverse Effect, to the knowledge of the Company, the testing, manufacture, storage, distribution, use, promotion and sale of products of the Company or any of its Subsidiaries by the Company, or any of its Subsidiaries have been performed and is performed in compliance in all material respects with all applicable laws, regulations and other requirements of the FDA, including those requirements relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, and filing of reports. Neither the Company nor any of its Subsidiaries has received any adverse written notice within the past two years that the FDA or any other similar foreign governmental authority has commenced or threatened to initiate any action to withdraw its approval or requested the recall of any product of the Company or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production of any such product.

                  5.26     Going Concern. After due inquiry by the Company, the
                           -------------
Company's auditors have not advised the Company (either orally or in writing) that, assuming the closing of the transactions contemplated hereby, they currently intend providing to or in respect of the Company any opinion, report, letter or other correspondence which reflects the auditor's substantial doubt about the Company's ability to continue as a "going concern" as provided in SAS No. 59 or Section 10A of the Exchange Act (a "Going Concern Notification") when the auditors complete their audit of the financial statements for the year ended December 31, 2001, it being understood the auditors conduct a "going concern" analysis at the time they issue their opinion regarding such financials. The Company has not received any Going Concern Notification which has not been pre-empted, rescinded or otherwise withdrawn.

                  5.27     Full Disclosure. Except as set forth on Schedule 5.27
                           ---------------                         -------------
attached hereto, neither this Agreement nor the Memorandum, when read together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date and other than the transaction contemplated by this Agreement, there is no fact or circumstance existing which, to the knowledge of the Company, requires the Company to file a report with the SEC on Form 8-K and for which the Company has not filed such Form 8-K with the SEC prior to the Closing Date, and the Company has no present intention to file a Form 8-K for any existing fact or circumstance known to the Company.

                  5.28     Other Investor Agreements. The stock purchase
                           -------------------------
agreements entered into by the Company with other investors to this offering are in substantially the same form as this Agreement except with respect to investor specific information including, but not limited to, the number of Preferred Shares and Additional Share Rights and/or Common Shares and Common Stock Warrants purchased.

                  5.29     Form S-3 Eligibility. The Company is eligible to
                           --------------------
register the resale of its Common Stock for resale by the Investor on Form S-3 promulgated under the Securities Act.

                  5.30     No Shareholder Approval. The transactions
                           ------------------------
contemplated by this Agreement do not require shareholder approval under the rules and regulations of the AMEX.

         6.       Representations, Warranties and Covenants of the Investor.
                  ---------------------------------------------------------

                  6.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants set forth in Section 3 of the Stock Purchase Agreement solely for its own account for investment only and with no present intention of distributing any of the Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants; or any arrangement or understanding with any other persons regarding the distribution of the Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares, Additional Shares Right, Common Shares or Common Stock Warrants except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and the Company may rely upon the information in such answers; (v) the Investor will notify the Company immediately of any material change in any of such information until such time as the Investor has sold all of its Preferred Shares or Common Shares and Common Stock Warrants or until the Company is no longer required to keep the Registration Statement effective; (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Stock Purchase Agreement, relied only upon the Memorandum, the Exchange Act Documents and the representations and warranties of the Company contained herein; (vii) the Investor has not recirculated the Memorandum, disclosed the information it contains or made reproductions in any form; and (vii) there are no suits, pending litigation or claims against the Investor that could affect the net worth of the Investor. The Investor understands that its acquisition of the Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein; provided, however, without diminishing the effect of any representation or warranty made herein, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants for any minimum period of time, subject to the restrictions on transfer set forth in this Agreement.

                  6.2 The Investor acknowledges, represents and agrees that no action has been or is expected to be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Preferred Shares, Additional Shares Right, Common Shares or Common Stock Warrants, or possession or distribution of offering materials in connection with the issue of the Preferred Shares, Additional Shares Right, Common Shares and Common Stock Warrants, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. If the Investor is outside the United States, the Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Investor acknowledges the Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants other than as contained herein or in the Memorandum.

                  6.3 The Investor hereby covenants with the Company not to make any sale of the Preferred Shares, Common Shares or Common Stock Warrant
Shares without complying with the provisions of this Agreement and, if applicable, without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Preferred Shares and Common Shares will be imprinted with the following legend:

"This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The holder hereof, by purchasing this security, agrees for the benefit of ORGANOGENESIS INC. (the "Company") that this security may be resold, pledged or otherwise transferred only (1) to the Company, (2) if the Company shall have received an opinion of counsel satisfactory to the Company that an exemption from registration under the Securities Act is available, or (3) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. This security may be pledged, but not transferred in violation of the foregoing, in connection with a bona fide margin account or other loan secured by such securities."

                  The foregoing legend shall be removed from any such certificates at the request of the Investor (i) upon any sale pursuant to an effective registration statement under the Securities Act, (ii) upon any sale pursuant to Rule 144 under the Securities Act, or (iii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

                  Notwithstanding anything to contrary contained herein, no registration or opinion of counsel shall be required for a transfer by an Investor which is a corporation to its parent entities or to a wholly-owned subsidiary of such corporation, a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, or a transfer by an Investor which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member; provided that the transferee in each case agrees in writing to be subject to the terms of this Agreement to the same extent as if it were the original Investor hereunder.

                  The Company acknowledges and agrees that the Investor may from time to time pledge to a bona fide margin agreement or grant a security interest in some or all of the securities sold hereunder without the consent of the Company; provided that such securities may only be disposed of by the Investor in compliance with all applicable state and federal securities laws. In the event of any transfer of such securities (other than pursuant to an effective registration statement) in connection with a pledge, the Company will, if necessary to comply with applicable securities laws, require the transferring Investor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. At the Investor's expense, the Company will execute and deliver such reasonable documentation as the pledgee or secured party of such pledged securities may request in connection with the pledge or transfer of the securities. As a condition of such transfer, the transferee shall restate the representations and warranties of such Investor under this Agreement and agree in writing to be bound by the terms of this Agreement and shall have the rights of the Investor under this Agreement.

                  6.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

                  6.5 To the extent prohibited by applicable securities laws, the Investor will not, prior to the effectiveness of the Registration
Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Series D Preferred Stock or the Common Stock of the Company.

                  6.6 The Investor understands that nothing in the Memorandum, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Preferred Shares and Additional Shares Right and/or Common Shares and Common Stock Warrants.

                  6.7 The undersigned acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement and/or Additional Shares Registration Statement, as set forth in Section 8.2(c). The Investor is aware that, in such event, the Preferred Conversion Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be, will not be subject to ready liquidation, and that any of the Preferred Conversion Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be, purchased by the Investor cannot be sold pursuant to such Prospectus filed in connection with the Registration Statement or the Additional Shares Registration Statement, as the case may be. The overall commitment of the Investor to investments which are not readily marketable is not excessive in view of the Investor's net worth and financial circumstances, and any purchase of the Preferred Conversion Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be, will not cause such commitment to become excessive. The Investor is able to bear the economic risk of an investment in the Preferred Conversion Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be.

                  6.8 The Investor has carefully considered the potential risks relating to the Company and a purchase of the Preferred Conversion
Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be, and fully understands that the Preferred Conversion Shares, the Common Shares, the Warrant Common Stock Shares and/or the Right Conversion Shares, as the case may be, are speculative investments which involve a high degree of risk of loss of the Investor's entire investment. Among others, the Investor has carefully considered each of the risks identified in the Memorandum and the Exchange Act Documents.

                  6.9 The Investor acknowledges that the Company has agreed to pay the Placement Agent an aggregate fee of 6.0% of the gross proceeds to the Company from the Offering.

         7.       Survival of Representations, Warranties and Agreements.
                  ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Preferred Shares, the Additional Shares Right and/or the Common Shares and Common Stock Warrants being purchased and the payment therefor.

         8.       Registration of the Shares; Compliance with the Securities
                  ----------------------------------------------------------
                  Act.
                  ---

                  8.1      Registration Procedures and Other Matters. The
                           -----------------------------------------
                            Company shall:

                            (a)

                                    (i)     prepare and file with the SEC,
         within 30 days after the Closing Date, a registration statement on Form S-1 or Form S-3 (the "Registration Statement") to enable the resale of the Preferred Conversion Shares, the Common Shares and the Warrant Common Stock Shares by the Investors who have provided necessary information regarding their identities and shareholdings in the Company from time to time on the AMEX or in privately-negotiated transactions;

                                    (ii)    at such time as fifty percent
          (50%) of the aggregate Right Preferred Shares have been issued by the Company pursuant to the exercise of the Additional Shares Right, the Company shall notify the remaining holders of the Additional Shares Right that they have twenty-one (21) days from the date of such notice (the "Registration Rights Deadline") to exercise their Additional Shares Right; thereafter the Company shall prepare and file with the SEC a registration statement on Form S-1 or Form S-3 (the "Additional Shares Registration Statement") to enable the resale of the Right Conversion Shares by the Investors who have provided necessary information regarding their identities and shareholdings in the Company from time to time on the AMEX or in privately-negotiated transactions; the Company shall make such filing within 30 days after the expiration of the twenty-one day period, provided however, that if the twenty-first day is on or after February 13, 2003, the Company shall file the Additional Share Registration Statement within ten (10) business days after the filing of the Company's Form 10-K for its fiscal year ending December 31, 2002. At the end of the business day of the Registration Rights Deadline all registration rights with respect to any unexercised Additional Shares Right shall terminate.

                            (b)     use its best efforts, subject to receipt
of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement or Additional Shares Registration Statement, as the case may be, to become effective as soon as practicable, but in no event later than the earlier of (a) the 120th day following the Closing Date and (b) the fifth trading day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC as soon as practicable any financial statements that are required to be filed prior to the effectiveness of such Registration Statement or Additional Shares Registration Statement, as the case may be;

                            (c)     prepare and file with the SEC such
amendments and supplements to the Registration Statement or Additional Shares Registration Statement, as the case may be, and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement or Additional Shares Registration Statement, as the case may be, current, effective and free from any material misstatement or omission to state a material fact until the earlier of, with respect to the (i) Registration Statement, (A) the second anniversary of the Closing Date, as extended by the length of any Suspension (as defined below); and (B) such time as all Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement; and (ii) with respect to the Additional Shares Registration Statement, (A) the second anniversary of the Registration Rights Deadline as extended by the length of any Suspension (as defined below); and (B) such time as all Right Conversion Shares have been sold pursuant to a registration statement.

                           (d)     furnish to the Investor with respect to the
Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares registered under the Registration Statement, or the Right Conversion Shares registered under the Additional Shares Registration Statement, as the case may be, such number of copies of the Registration Statement, or Additional Shares Registration Statement, as the case may be, and Prospectuses and Preliminary Prospectuses with respect thereto in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares, or the Right Conversion Shares, as the case may be, by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                            (e)     file documents required of the Company for
normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement or Additional Shares Registration Statement, as the case may be, pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to general jurisdiction in any jurisdiction in which it is not now so qualified or has not so consented;

                            (f)     bear all expenses incurred by the
Company in connection with the procedures in paragraph (a) through (e) of this
Section 8.1 and the registration of the Preferred Conversion Shares, Common Shares and the Warrant Common Stock Shares pursuant to the Registration Statement, or Right Conversion Shares pursuant to the Additional Shares Registration Statement, as the case may be, including up to $15,000 in fees for a single counsel representing all of the Investors for each of the Registration Statement and the Additional Shares Registration Statement;

                            (g)     advise the Investor, promptly after it
 shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or Additional Shares Registration Statement, as the case may be, or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

                            (h)     file a listing for additional shares with
AMEX; and

                            (i)     In the event that (1) the Company does
not file the Registration Statement with the SEC within thirty (30) days after the Closing Date (the "Filing Deadline Date") or (2) if the Registration Statement is not declared effective by the SEC by the earlier of the 120th day after the Closing Date and the 5th day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review (such date, the "Effective Deadline Date"), the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount in cash equal to one percent (1%) of the total price paid to the Company on the Closing Date by such Investor pursuant to this Agreement. Such amount shall be paid (i) on the third (3rd) business day immediately following the Filing Deadline Date and on each monthly anniversary of the Filing Deadline Date until such time as the Registration Statement is filed, and (ii) on the third (3rd) business day following the Effective Deadline Date and on each monthly anniversary of the Effective Deadline Date until such time as the Registration Statement is declared effective, in each case prorated for partial months.

         Notwithstanding anything to the contrary herein, (i) the Registration Statement shall cover only (A) the Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares, and (B) not more than 757,500 shares of Common Stock on behalf of other selling stockholders pursuant to registration obligations of the Company; and (ii) the Additional Registration Statement shall cover only the Right Conversion Shares. In no event at any time before the Registration Statement becomes effective with respect to the Preferred Conversion Shares, Common Shares, and Warrant Common Stock Shares, or the or Additional Shares Registration Statement becomes effective with respect to the Right Conversion Shares, as the case may be, shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8 and shall not effect or commence any sale of securities pursuant to such shelf registration statement, without, with respect to the Registration Statement, the prior written consent of a majority in interest of the Investors and, with respect to the Additional Registration Statement, the prior written consent of the Investors purchasing Preferred Shares.

         The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

                  8.2      Transfer of Shares After Registration; Suspension.
                           -------------------------------------------------

                            (a)     The Investor agrees that it will not
effect any disposition of the Preferred Conversion Shares, Common Shares, Warrant Common Stock Shares and Right Conversion Shares or its right to purchase the Preferred Conversion Shares, Common Shares, Warrant Common Stock Shares and Right Conversion Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement or Additional Shares Registration Statement, as the case may be, regarding the Investor or its plan of distribution.

                            (b)     Except in the event that paragraph (c)
below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or Additional Shares Registration Statement, as the case may be, or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement or Additional Shares Registration Statement, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Preferred Conversion Shares, Common Shares, Warrant Common Stock Shares or Right Conversion Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide to Investor drafts of any documents to be filed pursuant to 8.2(b)(i) for the Investor's review at least two (2) business days prior to the filing of such documents; (iii) provide the Investor copies of any documents filed pursuant to Section 8.2(b)(i); and (iv) inform each Investor that the Company has complied with its obligations in Section 8.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement or Additional Shares Registration Statement, as the case may be, which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 8.2(b)(i) hereof when the amendment has become effective).

                            (c)     Subject to paragraph (d) below, in the
 event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or Additional Shares Registration Statement, as the case may be, for amendments or supplements to a Registration Statement or Additional Shares Registration Statement, as the case may be, or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or Additional Shares Registration Statement, as the case may be, or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Preferred Conversion Shares, Common Shares, Right Conversion Shares, and Warrant Common Stock Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Additional Shares Registration Statement, as the case may be, or Prospectus related thereto, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement or Additional Shares Registration Statement, as the case may be, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus related thereto, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any shares of Common Stock pursuant to the Registration Statement or Additional Shares Registration Statement, as the case may be, (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed within thirty (30) days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 8.2(c).

                            (d)     Notwithstanding the Sections 8.2(a)-(c)
and 8.2(e), the Investor shall not be prohibited from selling Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares under the Registration Statement or the Right Conversion Shares under the Additional Shares Registration Statement, as the case may be, as a result of Suspensions on more than two occasions of not more than thirty (30) days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon the written advice of counsel, the sale of Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares under the Registration Statement or Right Conversion Shares under the Additional Shares Registration Statement, as the case may be, in reliance on this paragraph 8.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company; provided, however, any Suspension that exceeds thirty (30) days shall require the Company to pay to the Investor liquidated damages for the time periods in excess of such thirty (30) day limits in a monthly cash amount equal to one percent (1%) of the total price paid to the Company on the Closing Date by such Investor pursuant to this Agreement until such time as any Suspension that exceeds such thirty (30) day limit has been lifted (prorated for partial months).

                            (e)     Provided that a Suspension is not then in
effect, the Investor may sell Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares under the Registration Statement or Right Conversion Shares under the Additional Shares Registration Statement, as the case may be, in the manner set forth under the caption "Plan of Distribution" in the related Prospectus, provided that it arranges for delivery of a current Prospectus to the transferee of such Preferred Conversion Shares, Common Shares and Warrant Common Stock Shares, or Right Conversion Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

                            (f)     In the event of a sale of Preferred
Conversion Shares, Common Shares or Warrant Common Stock Shares by the Investor pursuant to the Registration Statement or Right Conversion Shares pursuant to the Additional Shares Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that
                                                             ---------
the shares may be properly transferred.

                  8.3      Indemnification. For the purpose of this Section 8.3:
                           ---------------

                  (i) the term "Selling Stockholder" shall include the Investor, and each director, officer, employee, agent and controlling person of the Investor;

                  (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1;

                  (iii) the term "Additional Shares Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Additional Shares Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Additional Registration Statement referred to in Section 8.1; and

                  (iv) the term "untrue statement" shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement or Additional Shares Registration Statement, as the case may be, at the time it or any amendment to it becomes effective, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                            (a)     The Company agrees to indemnify and
hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein, or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement or Additional Shares Registration Statement, as the case may be, as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case
       --------  -------
to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or Additional Shares Registration Statement, as the case may be, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or Additional Shares Registration Statement, as the case may be, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in
Section 8.2 hereof respecting sale of the Common Stock or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder at least twenty-four hours prior to the pertinent sale or sales by the Selling Stockholder.

                            (b)     The Investor agrees to indemnify and hold
harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement or Additional Shares Registration Statement, as the case may be, and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by such Investor to comply with the covenants and agreements contained in Section 8.2 hereof respecting sale of the Common Stock, or (ii) any untrue statement of a material fact contained in the Registration Statement or Additional Shares Registration Statement, as the case may be, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement or Additional Shares Registration Statement, as the case may be, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                            (c)     Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 8.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however,
                                                           --------  -------
that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved in advance the terms of such settlement; provided that such consent shall not be unreasonably withheld. No
            --------
indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                            (d)     If the indemnification provided for in this
Section 8.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Preferred Conversion Shares, Common Shares, Right Conversion Shares, Warrant Common Stock Shares and Right Conversion Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its sale of Conversion Shares, Common Shares, Right Conversion Shares, Warrant Common Stock Shares and Right Conversion Shares to which such loss relates and shall not be joint with any other Selling Shareholders. In no event shall the Investor be liable for any obligations, contributions or indemnity of any of the Other Investors and any liability of the Investor shall be several, and not joint, with respect to this Agreement.

                            (e)     The parties to this Agreement hereby
acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement or Additional Shares Registration Statement, as the case may be, as required by the Act and the Exchange Act.

                  8.4      Termination of Conditions and Obligations. The
                           -----------------------------------------
conditions precedent imposed by Section 6 or this Section 8 upon the transferability of the Preferred Shares, Common Shares, Right Conversion Shares and Warrant Common Stock Shares shall cease and terminate as to any particular number of the Preferred Shares, Common Shares, Right Conversion Shares and Warrant Common Stock Shares when such Preferred Conversion Shares, Common Shares, Right Conversion Shares or Warrant Common Stock Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in a Registration Statement or Additional Shares Registration Statement, as the case may be, covering such Preferred Conversion Shares, Common Shares, Warrant Common Stock Shares and Right Conversion Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such securities may be sold under Rule 144 or under another exemption from registration under the Securities Act.

                  8.5      Information Available. So long as the Registration
                           ---------------------
Statement or Additional Shares Registration Statement, as the case may be, is effective covering the resale of Conversion Shares, Preferred Common Shares, Warrant Common Stock Shares and Right Conversion Shares owned by the Investor, the Company will furnish to the Investor:

                            (a)     as soon as practicable after it is
available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K, (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits), and (iv) reports on Form 8-K.

                            (b)     upon the request of the Investor, all
exhibits excluded by the parenthetical to subparagraph (a) of this Section 8.5 as filed with the SEC and all other information that is made available to shareholders; and

                            (c)     upon the reasonable request of the Investor,
 an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

         9.       Expenses. The Company shall pay at closing the reasonable
                  --------
documented legal fees and expenses of one counsel for the Investors purchasing Preferred Shares in connection with the preparation and negotiation of the Stock Purchase Agreement and other agreements contemplated hereby and the closing of the transactions contemplated hereby, up to a maximum of $25,000.

         10.      Reporting Status. The Company shall timely file all reports
                  ----------------
required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         11.      Continuing Listing Obligations. The Company acknowledges and
                  ------------------------------
agrees that it is critically important to the Investor that the Company maintains, without suspension, the listing of its common stock on the AMEX. The Company hereby agrees that, from the Closing and for so long as the Registration Statement and Additional Shares Registration Statement are, or are required to be, valid and effective pursuant to Section 8 of this Agreement, the Company shall use its reasonable best efforts to maintain the valid and unsuspended listing of its common stock on AMEX.

         12.      Notices. All notices, requests, consents and other
                  -------
communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                  (a)      if to the Company, to:

                                    Organogenesis Inc.
                                    150 Dan Road
                                    Canton, Massachusetts 02021
                                    Attn: John Arcari
                                    Phone:  (781) 575-0775
                                    Fax:  (781) 575-1570

                  (b)      with a copy to:

                                    Mintz, Levin, Cohn, Ferris, Glovsky and
                                    Popeo, P.C.
                                    One Financial Center
                                    Boston, Massachusetts 02111
                                    Attn: Neil H. Aronson, Esq.
                                    Phone: (617) 542-6000
                                    Fax: (617) 542-2241

                  (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing and in the case of Preferred Shares Investors, copied to:

                                    Heller, Ehrman, White & McAuliffe, LLP
                                    333 Bush Street
                                    San Francisco, CA  94104
                                    Attn:  Randall B. Schai
                                    Phone: (415) 772-6970
                                    Fax: (415) 772-6268

Notwithstanding anything in this Section 12 to the contrary, the Company may e-mail the documents required in Section 8.5 to the e-mail address set forth on the signature page hereto.

         13.      Changes. This Agreement may not be modified or amended except
                  -------
pursuant to an instrument in writing signed by the Company and the Investor.

         14.      Headings. The headings of the various sections of this
                  --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         15.      Severability. In case any provision contained in this
                  ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         16.      Governing Law. This Agreement shall be governed by, and
                  --------------
construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         17.      Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by such party.

         18.      Rule 144. The Company covenants that it will timely file the
                  --------
reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Preferred Shares, Conversion Shares, Common Stock, Right Conversion Shares or Warrant Common Stock Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Preferred Shares, Preferred Conversion Shares, Common Stock, Right Conversion Shares or Warrant Common Stock Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

         19.      Confidential Information. The Investor covenants that from the
                  ------------------------
Closing Date until the Company issues a current report on Form 8-K, as set forth below, it will maintain in confidence the Memorandum and the existence and terms and conditions of the Agreements unless such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 19, the Investor will give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished. The Company agrees to publicly disclose the existence of the Agreements and all material terms thereof within two (2) business days after the Closing pursuant to the filing of a current report on Form 8-K.

         20.      Scope of Representation. Investors purchasing Common Shares
                  -----------------------
and Common Share Warrants pursuant to this Agreement acknowledge and agree that (a) the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. solely represents the Company in the transactions contemplated by this Agreement and (b) the law firm of Heller Ehrman White & McAuliffe LLP solely represents the Investors purchasing Preferred Shares in the transaction contemplated by this Agreement. All other Investors further acknowledge and agree that (x) they have been advised that the Agreement and related documents contain significant legal terms that will be binding upon them, (y) they have been advised of the importance of obtaining independent legal review of the same, and (z) they have been given opportunity to obtain such review.

                                  Schedule 2.2
                                  ------------



                               List of Purchasers


Investor's Name (as it should   # of Shares   Warrants      Aggregate    # of Shares of     Aggregate    Additional   Consideration
      appear on all               of Common     to       Purchase Price     Series D         Purchase      Shares
    certificates) and              Stock @    Purchase     of Common       Convertible       Price of      Right
    Contact Information         $1.45/share     # of       Stock and     Preferred Stock    Preferred
                                              Shares of     Warrants       @ $65/share       Stock
                                               Common
                                               Stock
Bricoleur Partners, LP                                                            19,815   $1,287,975.00      3,963     $257,595.00
12230 El Camino Real, Suite 100
San Diego, CA 92130

Bricoleur Partners II, LP                                                         25,715   $1,671,475.00      5,143     $334,295.00
12230 El Camino Real, Suite 100
San Diego, CA 92130

Bricoleur Enhanced, LP                                                            17,110   $1,112,150.00      3,422     $222,430.00
12230 El Camino Real, Suite 100
San Diego, CA 92130

Bric6, LP                                                                         13,225     $859,625.00      2,645     $171,925.00
12230 El Camino Real, Suite 100
San Diego, CA 92130

Bricoleur Offshore, Ltd                                                           22,560   $1,466,400.00      4,512     $293,280.00
12230 El Camino Real, Suite 100
San Diego, CA 92130

Bricoleur-Plus Fund, LTD                                                             930      $60,450.00        186      $12,090.00
12230 El Camino Real, Suite 100
San Diego, CA 92130


                                                                                            645   $41,925.00     129     $8,385.00
Bric Healthcare, LP
12230 El Camino Real, Suite 100
San Diego, CA 92130

Capital Ventures International                   1,034,482      517,241    $1,499,998.90
401 City Avenue, Suite 220
Bala Cynwyd, PA 19004-1188                                .

EGM Medical Technology Fund LP                     371,425      185,712      $538,566.25
One Embarcadero Ctr., Suite 2410
San Francisco, CA 94111

EGM Medical Technology Offshore Fund               214,781      107,390      $311,432.45
One Embarcadero Ctr., Suite 2410
San Francisco, CA 94111

Strong River Investments, Inc.                     689,655      344,827      $999,999.75
C/o Cavallo Capital Corp.
660 Madison Avenue,
18th Floor
New York, NY 10021

Kahn Capital Partners LP                         1,724,137      862,069    $2,499,998.65
5506 Worsham Court
Windermere, FL 34786

Peter and Carolyn Lynch                             96,551       48,275      $139,998.95
JT Ten
82 Devonshire S8A
Boston, MA 02109
(617) 563-8489

Peter Lynch Foundation                             103,310       51,655      $149,799.50
82 Devonshire S8A
Boston, MA 02109

Peter S Lynch Charitable Remainder Trust            43,000       21,500        $62,350.00
82 Devonshire S8A
Boston, MA 02109

Lynch Children's Trust                              11,000        5,500        $15,950.00
fbo Elizabeth Lynch
82 Devonshire S8A
Boston, MA 02109

Lynch Children's Trust                              11,000        5,500        $15,950.00
fbo Mary Lynch
82 Devonshire S8A
Boston, MA 02109

Lynch Children's Trust                              11,000        5,500        $15,950.00
fbo Anne Lynch
82 Devonshire S8A
Boston, MA 02109

MRT, LP                                            344,828      172,414       $500,000.60
Ian M. Estepan
120 Broadway
Suite 1050
New York, NY 10271

SF Capital Partners                              1,034,482      517,241     $1,499,999.15
505 Montgomery St., 10th floor
San Francisco, CA 94111

Stonestreet Limited Partnership                    344,828      172,414       $500,000.60
c/o Trinity Capital Advisors
601 Montgomery Street
Suite 1060
San Francisco, CA

Vertical Ventures Investments, LLC              517,241     258,620     $749,999.45
900 Third Avenue
New York, NY 10022

ZLP Master Technology Fund Ltd.                 689,656     344,828   $1,000,001.20
45 Broadway, 28th Floor
New York, NY 10006

Total                                         7,241,376   3,620,686  $10,499,995.45   100,000  $6,500,000.00  20,000  $1,300,000.00